UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2009

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2009, Timothy O. Martin, Senior Vice President and Chief Financial Officer of Coldwater Creek Inc. (the “Company”), submitted his resignation effective November 25, 2009, to pursue another opportunity.

John E. Hayes III, 47, was appointed interim Chief Financial Officer effective November 25, 2009.  Mr. Hayes has been serving as Senior Vice President, General Counsel and Secretary of the Company since February 2009 and will continue to serve in this role while serving as interim Chief Financial Officer.  Mr. Hayes’s annual salary will be increased to $500,000 per year while he is serving as interim Chief Financial Officer.

Prior to joining the Company, Mr. Hayes was engaged for 17 years in private law practice, most recently as a partner with Hogan & Hartson, LLP, from March 2003 to February 2009. While in private practice, Mr. Hayes served as the Company’s outside corporate and securities law counsel from 1999 until joining the Company. Prior to his legal career, Mr. Hayes practiced as a certified public accountant with KPMG LLP.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press release dated November 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2009

Coldwater Creek Inc.

/s/ John E. Hayes, III
John E. Hayes, III
Senior Vice President, General Counsel and Secretary